Exhibit 20
MONTHLY NOTEHOLDERS STATEMENT
WORLD FINANCIAL NETWORK CREDIT CARD
MASTER NOTE TRUST
SERIES 2002-A, SERIES 2003-A, SERIES 2004-A, and SERIES 2004-C
Pursuant to the Master Indenture, dated as of August 1, 2001, (as amended and supplemented, the “Indenture”) between World Financial Network Credit Card Master Note Trust (the “Issuer”) and BNY Midwest Trust Company, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2002-A Indenture Supplement, dated as of November 7, 2002, the Series 2003-A Indenture Supplement, dated as of June 29, 2003, the Series 2004-A Indenture Supplement, dated as of May 19, 2004, the Series 2004-C Indenture Supplement, dated as of September 22, 2004, and the 2006-A Indenture Supplement, dated April 28, 2006 between the Issuer and the Indenture Trustee (each, an “Indenture Supplement”), World Financial Network National Bank, as Servicer (the “Servicer”) under the Transfer and Servicing Agreement, dated as of August 1, 2001 (as amended, the “Transfer and Servicing Agreement”) between the Servicer, WFN Credit Company, as LLC, as Transferor and the Issuer is required to prepare certain information each month regarding current distributions to the Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Distribution Date of April 16, 2007, and with respect to the performance of the Trust during the month of March 2007 is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplements.

Monthly Period:	Mar-07
Determination Date:	13-Apr-07
Distribution Date:	16-Apr-07
Number of Days in period	32
I. DEAL PARAMETERS

	Series 2002-A	Series 2003-A	Series 2004-A	Series 2004-C
(a) Class A/A-1 Initial Note Principal Balance	$468,000,000.00	$100,000,000.00	$390,000,000.00	$355,500,000.00
(b) Class A-2 Initial Note Principal Balance	$0.00	$368,000,000.00	$0.00	$0.00
(c) Class M Initial Note Principal Balance	$0.00	$0.00	$0.00	$16,875,000.00
(d) Class B Initial Note Principal Balance	$51,000,000.00	$51,000,000.00	$42,500,000.00	$21,375,000.00
(e) Class C/C-1 Initial Note Principal Balance	$81,000,000.00	$40,000,000.00	$67,500,000.00	$56,250,000.00
(f) Class C-2 Initial Note Principal Balance	$0.00	$41,000,000.00	$0.00	$0.00

(g) Total Initial Note Principal Balance (a + b + c + d + e + f)	$600,000,000.00	$600,000,000.00	$500,000,000.00	$450,000,000.00

(h) Class A/A-1/A-2 Initial Note Principal Balance %	78.00%	78.00%	78.00%	79.00%
(i) Class M Initial Note Principal Balance %	0.00%	0.00%	0.00%	3.75%
(j) Class B Initial Note Principal Balance %	8.50%	8.50%	8.50%	4.75%
(k) Class C/C-1/C-2/ Initial Note Principal Balance %	13.50%	13.50%	13.50%	12.50%

(l) Required Retained Transferor Percentage	4.00%	4.00%	4.00%	4.00%
(m) Additional Minimum Transferor Percentage (2% Nov-Jan; 0% otherwise)	0.00%	0.00%	0.00%	0.00%

(n) LIBOR rate as of most recent reset day	5.3200%	5.3200%	5.3200%	5.3200%

(o) Class A/A-1 Rate (LIBOR + Spread)	5.75%	5.74%	5.50%	5.52%
(p) Class A/A-1 Swap Rate	3.95%	2.39%	4.15%	4.58%

(q) Class A-2 Rate (LIBOR + Spread)		5.69%
(r) Class A-2 Swap Rate		3.50%

(s) Class M Rate (LIBOR + Spread)				5.72%
(t) Class M Swap Rate				4.78%

(u) Class B Rate (LIBOR + Spread)	6.57%	6.42%	5.82%	5.92%
(v) Class B Swap Rate	4.77%	4.03%	4.47%	4.98%

(w) Class C/C-1 Rate (LIBOR + Spread)	8.27%	8.27%	6.32%	6.59%
(x) Class C/C-1 Swap Rate	6.51%	4.65%	5.01%	5.63%

(y) Class C-2 Rate (LIBOR + Spread)		7.77%
(z) Class C-2 Swap Rate		5.12%

(aa) Servicing Fee Percentage	2.00%	2.00%	2.00%	2.00%
II. COLLATERAL AMOUNTS AND ALLOCATION PERCENTAGES

	Series 2002-A	Series 2003-A	Series 2004-A	Series 2004-C
Monthly Period	54	46	35	30

(a) Initial Collateral Amount	$600,000,000.00	$600,000,000.00	$500,000,000.00	$450,000,000.00

(b) Principal Payments made to Noteholders	$0.00	$0.00	$0.00	$0.00
(c) Principal Accumulation / Principal Funding Account Balance	$0.00	$0.00	$0.00	$0.00
(d) Unreimbursed Investor Charge-offs and Reallocated Principal Collections	$0.00	$0.00	$0.00	$0.00

(e) Collateral Amount- End of Current Monthly Period	$600,000,000.00	$600,000,000.00	$500,000,000.00	$450,000,000.00

(f) Allocation Percentage- Finance Charges Collections and Default Amounts	18.70%	18.70%	15.58%	14.02%

(g) Allocation Percentage- Principal Collections	18.70%	18.70%	15.58%	14.02%

MONTHLY NOTEHOLDERS STATEMENT
WORLD FINANCIAL NETWORK CREDIT CARD
MASTER NOTE TRUST
SERIES 2002-A, SERIES 2003-A, SERIES 2004-A, and SERIES 2004-C
III. RECEIVABLES IN THE TRUST

(a) Beginning of the Month Principal Receivables	$3,209,095,961.43

(b) Collection of Principal Receivables	$499,979,951.85
(c) Defaulted Receivables (principal charge-offs):	$21,101,737.39
(d) Dilution (Principal net of Debit Adjustments):	$48,123,500.14
(e) Sales (principal receivables generated):	$539,324,338.41
(f) Net (Removal)/Addition of Principal Receivables:	$0.00

(g) End of Month Principal Receivables (a – b – c – d + e + f)	$3,179,215,110.46

(h) Recoveries of previously Charged-off Receivables:	$5,498,831.88

(i) Beginning of the Month Finance Charge Receivables	$109,396,819.34
(j) End of the Month Finance Charge Receivables	$107,145,447.85

(k) Total Receivables as of 6 months prior to this distribution date	$3,123,495,659.67

IV. RECEIVABLES PERFORMANCE SUMMARY

COLLECTIONS:
(a) Collections of Principal Receivables	$499,979,951.85
(b) Collections of Finance Charge Receivables	$78,852,379.34
(c) Total Collections (a+b).	$578,832,331.19
(d) Monthly Payment Rate (% of Beginning Total Receivables Outstanding)	18.04%

DELINQUENCIES AND LOSSES:
End of the month delinquencies:
(e) 1-30 days delinquent (CA1)	$161,190,365.36	53.24%
(f) 31-60 days delinquent (CA2)	$46,014,537.67	15.20%
(g) 61-90 days delinquent (CA3)	$31,935,809.81	10.55%
(h) 91-120 days delinquent (CA4)	$24,674,643.59	8.15%
(i) 121-150 days delinquent (CA5)	$20,593,324.16	6.80%
(j) 151+ days delinquent (CA6)	$18,356,219.09	6.06%

(k) Total delinquencies (e +f + g + h + i + j)	$302,764,899.68	100.00%

CHARGE-OFFS:
(l) Gross Principal Charge-Offs (% of End of Month Total Principal Receivables)	7.96% (annualized)
(m) Gross Principal Charge-Offs (% of Total Principal Receivables (as of 6 mos prior))	8.11% (annualized)
(n) Net Principal Charge-Offs (% of End of Month Total Principal Receivables)	5.89% (annualized)

YIELD:
(o) Portfolio Yield	23.29% (annualized)
(p) Base Rate	7.83% (annualized)
(q) Excess Finance Charge Collections %	15.46% (annualized)

V. TRANSFEROR INTEREST

(a) Required Retained Transferor Percentage	4.00%
(b) Additional Minimum Transferor Percentage (2% Nov-Jan; 0% otherwise)	0.00%

(c) Average 30 Day Transferor Amount	133,304,851
(d) Average 30 Day Minimum Transferor Amount	126,988,746

(e) Transferor Percentage at end of Monthy Period	4.03%

(f) Beginning Transferor’s Interest	$201,890,998.06
(g) Ending Transferor’s Interest	$128,072,253.32
(h) Required Transferor’s Interest ((V.a + V.b)*V.h)	$127,168,604.42
(i) Excess Funding Account Balance at end of Monthly Period	$0.00
(j) Principle Accumulation Account Balance at end of Monthly Period	$0.00
(h) Sum of Principal Receivables and Excess Funding Account at end of Monthly Period (g+ III.g)	$3,179,215,110.46

MONTHLY NOTEHOLDERS STATEMENT
WORLD FINANCIAL NETWORK CREDIT CARD
MASTER NOTE TRUST
SERIES 2002-A, SERIES 2003-A, SERIES 2004-A, and SERIES 2004-C
VI. TRUST ACCOUNT BALANCES AND EARNINGS
ACCOUNT BALANCES:

	Series 2002-A	Series 2003-A	Series 2004-A	Series 2004-C
(a) Finance Charge Account	$2,250,338.02	$2,466,035.01	$2,411,380.68	$2,499,783.33
(b) Cash Collateral Account	$15,000,000.00	$15,035,832.36	$12,500,000.00	$15,750,000.00
(c) Spread Account	$6,000,000.00	$6,000,000.00	$5,000,000.00	$0.00
(d) Reserve Account	$0.00	$0.00	$0.00	$0.00
(e) Principal Account	$0.00	$0.00	$0.00	$0.00
(f) Principal Accumulation Account	$0.00	$0.00	$0.00	$0.00

INTEREST AND EARNINGS:

(g) Interest and Earnings on Finance Charge Account	$13,118.08	$11,422.71	$13,807.22	$13,933.42
(h) Interest and Earnings on Cash Collateral Account	$66,019.77	$66,184.80	$55,016.46	$69,320.71
(i) Interest and Earnings on Spread Account	$26,407.90	$26,407.90	$22,006.60	$0.00
(j) Interest and Earnings on Reserve Account	$0.00	$0.00	$0.00	$0.00
(k) Interest and Earnings on Principal Accumulation Account	$0.00	$0.00	$0.00	$0.00
(l) Interest and Earnings on Principal Funding Account	$0.00	$0.00	$0.00	$0.00
VII. ALLOCATION and APPLICATION of COLLECTIONS

	Series 2002-A	Series 2003-A	Series 2004-A	Series 2004-C
(a) Financing Charge Collections Available	$14,848,460.32	$14,846,929.98	$12,376,592.42	$11,140,440.06

(b) Class A/A-1 Monthly Interest	$2,392,000.00	$510,222.22	$1,906,666.67	$1,744,320.00
(c) Class A-2 Monthly Interest	$0.00	$1,861,262.22	$0.00	$0.00

(d) Class A/A-1 Swap Payment Due to (from) Swap Provider	($748,800.00)	($297,777.78)	($466,613.34)	($297,988.00)
(e) Class A/A-2 Swap Payment Due to (from) Swap Provider	$0.00	($716,373.33)	$0.00	$0.00

(f) Class M Monthly Interest	$0.00	$0.00	$0.00	$85,800.00
(g) Class M Swap Payment Due to (from) Swap Provider	$0.00	$0.00	$0.00	($14,145.00)

(h) Class B Monthly Interest	$297,840.00	$291,040.00	$219,866.67	$112,480.00
(i) Class B Swap Payment Due to (from) Swap Provider	($81,600.00)	($108,573.33)	($50,848.89)	($17,917.00)

(j) Servicing Fee (Beginning Collateral Amount*2%/12)	$1,000,000.00	$1,000,000.00	$833,333.33	$750,000.00

(k) Class C/C-1 Monthly Interest	$595,440.00	$294,044.44	$379,200.00	$328,500.00
(l) Class C-2 Monthly Interest		$283,173.33	$0.00	$0.00

(m) Class C/C-1 Swap Payment Due to (from) Swap Provider	($126,720.00)	($128,711.12)	($78,360.00)	($47,150.00)
(n) Class C-2 Swap Payment Due to (from) Swap Provider		($96,760.00)	$0.00	$0.00

(o) Investor Default Amounts	$3,945,361.12	$3,945,361.12	$3,287,800.93	$2,959,020.84
(p) Uncovered Dilution Amounts	$0.00	$0.00	$0.00	$0.00
(q) Unreimbursed Investor Chargeoffs and Reallocated Principal Collections	$0.00	$0.00	$0.00	$0.00

(r) Required to be Deposited into Cash Collateral Account	$0.00	$0.00	$0.00	$0.00
(s) Required Reserve Account Amount	$0.00	$0.00	$0.00	$0.00
(t) Required to be Deposited into the Spread Account	$0.00	$0.00	$0.00	$0.00

(u) Required Payments and Deposits Relating to Interest Rate Swaps	$0.00	$0.00	$0.00	$0.00
(v) Other Payments Required to be made	$0.00	$0.00	$0.00	$1,022.72

(w) Excess Finance Charge Collections (a-b-c-d-e-f-g-h-i-j-k-l-m-n-o-p-q-r-s-t-u-v)	$7,574,939.20	$8,010,022.21	$6,345,547.05	$5,536,496.50
VIII. INVESTOR CHARGE-OFFS

	Series 2002-A	Series 2003-A	Series 2004-A	Series 2004-C
(a) Investor Defaults and Uncovered Dilution	$3,945,361.12	$3,945,361.12	$3,287,800.93	$2,959,020.84
(b) Reimbursed from Available Funds	$3,945,361.12	$3,945,361.12	$3,287,800.93	$2,959,020.84
(c) Reimbursed from Cash Collateral Account	$0.00	$0.00	$0.00	$0.00
(d) Reimbursed from Reallocated Principal Collections	$0.00	$0.00	$0.00	$0.00
(e) Total reimbursed in respect of Investor Defaults and Dilution	$3,945,361.12	$3,945,361.12	$3,287,800.93	$2,959,020.84
(f) Investor Charge-off (a — e)	$0.00	$0.00	$0.00	$0.00

MONTHLY NOTEHOLDERS STATEMENT
WORLD FINANCIAL NETWORK CREDIT CARD
MASTER NOTE TRUST
SERIES 2002-A, SERIES 2003-A, SERIES 2004-A, and SERIES 2004-C
IX. YIELD and BASE RATE

	Series 2002-A	Series 2003-A	Series 2004-A	Series 2004-C
Base Rate
(Monthly interest, any net swap payments and monthly servicing fees divided by collateral amounts plus amounts on deposit in the principal accumulation account)

(a) Base Rate (current month)	8.16%	8.07%	7.64%	7.68%
(b) Base Rate (prior month)	8.16%	8.07%	7.64%	7.68%
(c) Base Rate (2 months prior)	8.16%	8.07%	7.64%	7.68%

(d) 3 Month Average Base Rate	8.16%	8.07%	7.64%	7.68%

Gross Portfolio Yield

(Finance charge collections allocable to each series divided by collateral amounts plus amounts on deposit in the principal accumulation account)

(e) Gross Portfolio Yield (current month)	31.61%	32.39%	31.13%	30.71%
(f) Gross Portfolio Yield (prior month)	32.33%	33.01%	31.91%	30.85%
(g) Gross Portfolio Yield (2 months prior)	32.97%	33.69%	32.52%	31.39%

(h) 3 Month Average Gross Portfolio Yield	32.30%	33.03%	31.85%	30.98%

Portfolio Yield
(Finance charge collections less defaults allocable to each series divided by collateral amounts plus amounts on deposit in the principal accumulation account)

(i) Portfolio Yield (current month)	23.72%	24.50%	23.24%	22.82%
(j) Portfolio Yield (prior month)	24.40%	25.08%	23.98%	22.92%
(k) Portfolio Yield (2 months prior)	25.90%	26.63%	25.45%	24.32%

(l) 3 Month Average Portfolio Yield	24.67%	25.40%	24.23%	23.35%

Excess Spread Percentage
(Portfolio Yield less Base Rate)

(m) Portfolio Adjusted Yield (current month)	15.56%	16.43%	15.61%	15.14%
(n) Portfolio Adjusted Yield (prior month)	16.24%	17.00%	16.34%	15.24%
(o) Portfolio Adjusted Yield (2 months prior)	17.74%	18.55%	17.82%	16.64%

(p) Portfolio Adjusted Yield (3 month average)	16.51%	17.33%	16.59%	15.67%
IX. PRINCIPAL ACCUMULATION ACCOUNT

	Series 2002-A	Series 2003-A	Series 2004-A	Series 2004-C
(a) Cumulative Class A principal distributed to PAA (as of prior distribution date)	$0.00	$0.00	$0.00	$0.00
(b) Class A Principal deposited in the Principal Accumulation Account (PAA)	$0.00	$0.00	$0.00	$0.00
(c) Total Class A Principal deposited in the PAA (a + b)	$0.00	$0.00	$0.00	$0.00

(d) Cumulative Class M principal distributed to PAA (as of prior distribution date)	$0.00	$0.00	$0.00	$0.00
(e) Class M Principal deposited in the Principal Accumulation Account (PAA)	$0.00	$0.00	$0.00	$0.00
(f) Total Class M Principal deposited in the PAA (d +e)	$0.00	$0.00	$0.00	$0.00

(g) Cumulative Class B principal distributed to PAA (as of prior distribution date)	$0.00	$0.00	$0.00	$0.00
(h) Class B Principal deposited in the Principal Accumulation Account (PAA)	$0.00	$0.00	$0.00	$0.00
(i) Total Class B Principal deposited in the PAA (g + h)	$0.00	$0.00	$0.00	$0.00

(j) Cumulative Class C principal distributed to PAA (as of prior distribution date)	$0.00	$0.00	$0.00	$0.00
(k) Class C Principal deposited in the Principal Accumulation Account (PAA)	$0.00	$0.00	$0.00	$0.00
(l) Total Class C Principal deposited in the PAA (j + k)	$0.00	$0.00	$0.00	$0.00

(m) Ending PAA balance (c + f + i +l)	$0.00	$0.00	$0.00	$0.00

MONTHLY NOTEHOLDERS STATEMENT
WORLD FINANCIAL NETWORK CREDIT CARD
MASTER NOTE TRUST
SERIES 2002-A, SERIES 2003-A, SERIES 2004-A, and SERIES 2004-C
X. PRINCIPAL REPAYMENT

	Series 2002-A	Series 2003-A	Series 2004-A	Series 2004-C
(a) Class A Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00	$0.00
(b) Class A Principal Payments	$0.00	$0.00	$0.00	$0.00
(c) Total Class A Principal Paid (a + b)	$0.00	$0.00	$0.00	$0.00

(d) Class M Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00	$0.00
(e) Class M Principal Payments	$0.00	$0.00	$0.00	$0.00
(f) Total Class M Principal Paid (d + e)	$0.00	$0.00	$0.00	$0.00

(g) Class B Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00	$0.00
(h) Class B Principal Payments	$0.00	$0.00	$0.00	$0.00
(i) Total Class B Principal Paid (g + h)	$0.00	$0.00	$0.00	$0.00

(j) Class C Principal Paid (as of prior distribution dates)	$0.00	$0.00	$0.00	$0.00
(k) Class C Principal Payments	$0.00	$0.00	$0.00	$0.00
(l) Total Class C Principal Paid (j + k)	$0.00	$0.00	$0.00	$0.00

By: WORLD FINANCIAL NETWORK NATIONAL BANK, as Servicer

By: /s/ Daniel T. Groomes

Name: Daniel T. Groomes Title: President